EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2025

•First quarter net income of $21.5 million;
•First quarter earnings per diluted common share of $0.71;
•Annualized return on first quarter average assets of 1.03%;
•Annualized return on first quarter average tangible common equity of 14.14%(1); and
•Nonperforming assets remain low at 0.39% of total assets.
Tyler, Texas (April 29, 2025) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended March 31, 2025. Southside reported net income of $21.5 million and earnings per diluted common share of $0.71 for both of the three month periods ended March 31, 2025 and 2024. The annualized return on average shareholders’ equity for the three months ended March 31, 2025 was 10.57%, compared to 11.02% for the same period in 2024.  The annualized return on average assets was 1.03% for both of the three month periods ended March 31, 2025 and 2024.
“We are pleased to report financial results for the first quarter ended March 31, 2025, which included earnings per share of $0.71, a return on average assets of 1.03%, and a return on average tangible common equity of 14.14%,” stated Lee R. Gibson, Chief Executive Officer of Southside. “Linked quarter, the net interest margin increased three basis points to 2.86%, net interest income increased $145,000 to $53.9 million, and deposits net of public fund and brokered deposits increased $91.9 million. The linked quarter decrease in total loans was primarily due to payoffs exceeding original projections. Our loan pipeline is solid and we continue to anticipate mid-single-digit loan growth for 2025; however, it will likely be heavily weighted in the last half of the year.”
Operating Results for the Three Months Ended March 31, 2025
Net income was $21.5 million and earnings per diluted common share were $0.71 for both of the three month periods ended March 31, 2025 and 2024. Annualized returns on average assets and average shareholders’ equity for the three months ended March 31, 2025 were 1.03% and 10.57%, respectively, compared to 1.03% and 11.02%, respectively, for the three months ended March 31, 2024.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 57.04% and 55.04%, respectively, for the three months ended March 31, 2025, compared to 57.95% and 55.54%, respectively, for the three months ended March 31, 2024, and 56.08% and 54.00%, respectively, for the three months ended December 31, 2024.
Net interest income for the three months ended March 31, 2025 was $53.9 million, an increase of $0.5 million, or 0.9%, compared to the same period in 2024. Linked quarter, net interest income increased $0.1 million, or 0.3%, compared to $53.7 million for the three months ended December 31, 2024. The increase in net interest income for both periods was due to the decrease in the average rate paid on interest bearing liabilities and the increase in the average balance of our interest earning assets, partially offset by the decrease in the average yield of interest earning assets and the increase in the average balance of our interest bearing liabilities.
Our net interest margin increased to 2.74% for the three months ended March 31, 2025, compared to 2.72% for the same period in 2024, while tax-equivalent net interest margin(1) was 2.86% for both of the three month periods ended March 31, 2025 and 2024. Linked quarter, net interest margin and tax-equivalent net interest margin(1) increased from 2.70% and 2.83%, respectively, for the three months ended December 31, 2024.
Noninterest income was $10.2 million for the three months ended March 31, 2025, an increase of $0.5 million, or 5.1%, compared to $9.7 million for the same period in 2024. The increase was primarily due to increases in gain on sale of loans and trust fees, partially offset by an increase in net loss on sale of securities available for sale (“AFS”). On a linked quarter basis, noninterest income decreased $2.1 million, or 16.8%, compared to the three months ended December 31, 2024. The decrease was primarily due to a decrease in other noninterest income, an increase in net loss on sale of securities AFS and a decrease in deposit services income. The decrease in other noninterest income was due to a decrease in swap fee income for the three months ended March 31, 2025.
Noninterest expense increased $0.2 million, or 0.6%, to $37.1 million for the three months ended March 31, 2025, compared to $36.9 million for the same period in 2024, due to increases in other noninterest expense and professional fees, partially offset by decreases in salaries and employee benefits expense and amortization of intangibles. On a linked quarter basis, noninterest expense decreased by $1.1 million, or 2.8%, compared to the three months ended December 31, 2024, due to decreases in salaries and employee benefits, net occupancy, other noninterest expense and professional fees.

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Income tax expense increased $0.1 million, or 2.1%, for the three months ended March 31, 2025, compared to the same period in 2024. On a linked quarter basis, income tax expense increased $0.1 million, or 1.3%. Our effective tax rate (“ETR”) increased to 18.0% for the three months ended March 31, 2025, compared to 17.7% for the three months ended March 31, 2024, and increased from 17.6% for the three months ended December 31, 2024. The higher ETR for the three months ended March 31, 2025 compared to the same period in 2024, was primarily due to an increase in state income tax expense.
Balance Sheet Data
At March 31, 2025, Southside had $8.34 billion in total assets, compared to $8.35 billion at March 31, 2024, and $8.52 billion at December 31, 2024.
Loans at March 31, 2025 were $4.57 billion, a decrease of $10.1 million, or 0.2%, compared to $4.58 billion at March 31, 2024. Linked quarter, loans decreased $94.4 million, or 2.0%, due to decreases of $79.7 million in construction loans, $19.7 million in municipal loans, $2.5 million in commercial real estate loans and $1.9 million in loans to individuals. These decreases were partially offset by increases of $8.5 million in commercial loans and $1.0 million in 1-4 family residential loans.
Securities at March 31, 2025 were $2.74 billion, an increase of $24.2 million, or 0.9%, compared to $2.71 billion at March 31, 2024. Linked quarter, securities decreased $76.9 million, or 2.7%, from $2.81 billion at December 31, 2024.
Deposits at March 31, 2025 were $6.59 billion, an increase of $45.1 million, or 0.7%, compared to $6.55 billion at March 31, 2024. Linked quarter, deposits decreased $63.4 million, or 1.0%, from $6.65 billion at December 31, 2024.
At March 31, 2025, we had 178,840 total deposit accounts with an average balance of $34,000. Our estimated uninsured deposits were 40.0% of total deposits as of March 31, 2025. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 20.8% as of March 31, 2025. Our noninterest bearing deposits represent approximately 20.9% of total deposits. Linked quarter, our cost of interest bearing deposits decreased nine basis points from 2.92% in the prior quarter to 2.83%. Linked quarter, our cost of total deposits decreased five basis points from 2.31% in the prior quarter to 2.26%.
Our cost of interest bearing deposits decreased 14 basis points, from 2.97% for the three months ended March 31, 2024, to 2.83% for the three months ended March 31, 2025. Our cost of total deposits decreased 10 basis points, from 2.36% for the three months ended March 31, 2024, to 2.26% for the three months ended March 31, 2025.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the first quarter ended March 31, 2025, we did not purchase any common stock pursuant to our Stock Repurchase Plan. Under this plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. Subsequent to March 31, 2025, and through April 25, 2025, we purchased 196,419 shares of common stock at an average price of $26.82 pursuant to the Stock Repurchase Plan.
As of March 31, 2025, our total available contingent liquidity, net of current outstanding borrowings, was $2.29 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at March 31, 2025 were $32.2 million, or 0.39% of total assets, an increase of $24.2 million, or 303.5%, compared to $8.0 million, or 0.10% of total assets, at March 31, 2024. Linked quarter, nonperforming assets increased $28.6 million, or 797.0%, from $3.6 million at December 31, 2024 due primarily to increases of $27.5 million in restructured loans and $1.1 million in nonaccrual loans. The increase in restructured loans was due to the extension of maturity on a $27.5 million commercial real estate loan to allow for an extended lease up period. Classified loans totaled $67.0 million on March 31, 2025, compared to $48.0 million on December 31, 2024, primarily due to the downgrade of a $17.9 million commercial real estate loan in the first quarter that paid off on April 4, 2025.
The allowance for loan losses totaled $44.6 million, or 0.98% of total loans, at March 31, 2025, compared to $44.9 million, or 0.96% of total loans, at December 31, 2024. The allowance for loan losses was $43.6 million, or 0.95% of total loans, at March 31, 2024. The increase in allowance as a percentage of total loans was primarily due to an increase in economic concerns forecasted in the CECL model, partially offset by a decrease in the loan portfolio due to payoffs.
For the three months ended March 31, 2025, we recorded a provision for credit losses for loans of $42,000, compared to a provision of $1.2 million and $1.6 million for the three months ended March 31, 2024 and December 31, 2024, respectively. Net charge-offs were $0.3 million for the three months ended March 31, 2025 and March 31, 2024, compared to net charge-offs of $1.0 million for the three months ended December 31, 2024.
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We recorded a provision for credit losses on off-balance-sheet credit exposures of $0.7 million for the three months ended March 31, 2025, compared to a reversal of provision for credit losses on off-balance-sheet credit exposures $1.1 million and $0.2 million for the three months ended March 31, 2024 and December 31, 2024, respectively. The balance of the allowance for off-balance-sheet credit exposures was $3.8 million and $2.8 million at March 31, 2025 and 2024, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a first quarter cash dividend of $0.36 per share on February 6, 2025, which was paid on March 6, 2025, to all shareholders of record as of February 20, 2025.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its first quarter ended March 31, 2025 financial results on Tuesday, April 29, 2025 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register-conf.media-server.com/register/BI1a8ec95cd2734970adaf83fadfc7f01d to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.34 billion in assets as of March 31, 2025, that owns 100% of Southside Bank.  Southside Bank currently has 53 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, and general economic and recessionary concerns, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress on borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2025	2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
ASSETS
Cash and due from banks	$103,359	$91,409	$130,147	$114,283	$96,744
Interest earning deposits	293,364	281,945	333,825	272,469	307,257
Federal funds sold	34,248	52,807	22,325	65,244	65,372
Securities available for sale, at estimated fair value	1,457,939	1,533,894	1,408,437	1,405,944	1,405,221
Securities held to maturity, at net carrying value	1,278,330	1,279,234	1,288,403	1,305,975	1,306,898
Total securities	2,736,269	2,813,128	2,696,840	2,711,919	2,712,119
Federal Home Loan Bank stock, at cost	34,208	33,818	40,291	32,991	27,958
Loans held for sale	903	1,946	768	1,352	756
Loans	4,567,239	4,661,597	4,578,048	4,589,365	4,577,368
Less: Allowance for loan losses	(44,623)	(44,884)	(44,276)	(42,407)	(43,557)
Net loans	4,522,616	4,616,713	4,533,772	4,546,958	4,533,811
Premises & equipment, net	142,245	141,648	138,811	138,489	139,491
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	1,531	1,754	2,003	2,281	2,588
Bank owned life insurance	137,962	138,313	137,489	136,903	136,604
Other assets	135,479	142,851	124,876	133,697	130,047
Total assets	$8,343,300	$8,517,448	$8,362,263	$8,357,702	$8,353,863

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,379,641	$1,357,152	$1,377,022	$1,366,924	$1,358,827
Interest bearing deposits	5,211,210	5,297,096	5,058,680	5,129,008	5,186,933
Total deposits	6,590,851	6,654,248	6,435,702	6,495,932	6,545,760
Other borrowings and Federal Home Loan Bank borrowings	691,417	808,352	865,856	763,700	770,151
Subordinated notes, net of unamortized debt issuance costs	92,078	92,042	92,006	91,970	93,913
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,276	60,274	60,273	60,272	60,271
Other liabilities	92,055	90,590	103,172	144,858	95,846
Total liabilities	7,526,677	7,705,506	7,557,009	7,556,732	7,565,941
Shareholders' equity	816,623	811,942	805,254	800,970	787,922
Total liabilities and shareholders' equity	$8,343,300	$8,517,448	$8,362,263	$8,357,702	$8,353,863

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2025	2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Income Statement:
Total interest and dividend income	$100,288	$101,689	$105,703	$104,186	$102,758
Total interest expense	46,436	47,982	50,239	50,578	49,410
Net interest income	53,852	53,707	55,464	53,608	53,348
Provision for (reversal of) credit losses	758	1,384	2,389	(485)	58
Net interest income after provision for (reversal of) credit losses	53,094	52,323	53,075	54,093	53,290
Noninterest income
Deposit services	5,829	6,084	6,199	6,157	5,985
Net gain (loss) on sale of securities available for sale	(554)	—	(1,929)	(563)	(18)
Gain (loss) on sale of loans	55	138	115	220	(436)
Trust fees	1,765	1,773	1,628	1,456	1,336
Bank owned life insurance	799	848	857	1,767	784
Brokerage services	1,120	1,054	1,068	1,081	1,014
Other	1,209	2,384	233	1,439	1,059
Total noninterest income	10,223	12,281	8,171	11,557	9,724
Noninterest expense
Salaries and employee benefits	22,382	22,960	22,233	21,984	23,113
Net occupancy	3,404	3,629	3,613	3,750	3,362
Advertising, travel & entertainment	924	884	734	795	950
ATM expense	378	378	412	368	325
Professional fees	1,520	1,645	1,206	1,075	1,154
Software and data processing	2,839	2,931	2,951	2,860	2,856
Communications	383	320	423	410	449
FDIC insurance	947	931	939	977	943
Amortization of intangibles	223	249	278	307	337
Other	4,089	4,232	3,543	3,239	3,392
Total noninterest expense	37,089	38,159	36,332	35,765	36,881
Income before income tax expense	26,228	26,445	24,914	29,885	26,133
Income tax expense	4,721	4,659	4,390	5,212	4,622
Net income	$21,507	$21,786	$20,524	$24,673	$21,511

Common Share Data:
Weighted-average basic shares outstanding	30,390	30,343	30,286	30,280	30,262
Weighted-average diluted shares outstanding	30,483	30,459	30,370	30,312	30,305
Common shares outstanding end of period	30,410	30,379	30,308	30,261	30,284
Earnings per common share
Basic	$0.71	$0.72	$0.68	$0.81	$0.71
Diluted	0.71	0.71	0.68	0.81	0.71
Book value per common share	26.85	26.73	26.57	26.47	26.02
Tangible book value per common share	20.19	20.05	19.87	19.75	19.29
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	1.03%	1.03%	0.98%	1.19%	1.03%
Return on average shareholders’ equity	10.57	10.54	10.13	12.46	11.02
Return on average tangible common equity (1)	14.14	14.12	13.69	16.90	15.07
Average yield on earning assets (FTE) (1)	5.23	5.24	5.51	5.45	5.38
Average rate on interest bearing liabilities	3.03	3.12	3.28	3.32	3.22
Net interest margin (FTE) (1)	2.86	2.83	2.95	2.87	2.86
Net interest spread (FTE) (1)	2.20	2.12	2.23	2.13	2.16
Average earning assets to average interest bearing liabilities	128.10	129.55	128.51	128.62	127.71
Noninterest expense to average total assets	1.78	1.80	1.73	1.72	1.77
Efficiency ratio (FTE) (1)	55.04	54.00	51.90	52.71	55.54
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025	2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Nonperforming Assets:	$32,193	$3,589	$7,656	$6,918	$7,979
Nonaccrual loans	4,254	3,185	7,254	6,110	7,709
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	27,505	2	—	145	151
Other real estate owned	388	388	388	648	119
Repossessed assets	46	14	14	15	—

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.09%	0.07%	0.16%	0.13%	0.17%
Ratio of nonperforming assets to:
Total assets	0.39	0.04	0.09	0.08	0.10
Total loans	0.70	0.08	0.17	0.15	0.17
Total loans and OREO	0.70	0.08	0.17	0.15	0.17
Ratio of allowance for loan losses to:
Nonaccruing loans	1,048.97	1,409.23	610.37	694.06	565.01
Nonperforming assets	138.61	1,250.60	578.32	613.00	545.90
Total loans	0.98	0.96	0.97	0.92	0.95
Net charge-offs (recoveries) to average loans outstanding	0.03	0.08	0.04	0.02	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.79	9.53	9.63	9.58	9.43
Common equity tier 1 capital	13.44	13.04	13.07	12.72	12.43
Tier 1 risk-based capital	14.49	14.07	14.12	13.76	13.47
Total risk-based capital	17.01	16.49	16.59	16.16	15.92
Tier 1 leverage capital	9.73	9.67	9.61	9.40	9.22
Period end tangible equity to period end tangible assets (1)	7.54	7.33	7.38	7.33	7.17
Average shareholders’ equity to average total assets	9.75	9.76	9.67	9.52	9.35

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025	2024
Loan Portfolio Composition	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Real Estate Loans:
Construction	$458,101	$537,827	$585,817	$546,040	$599,464
1-4 Family Residential	741,432	740,396	755,406	738,037	720,508
Commercial	2,577,229	2,579,735	2,422,612	2,472,771	2,413,345
Commercial Loans	371,643	363,167	358,854	359,807	358,053
Municipal Loans	371,271	390,968	402,041	416,986	427,225
Loans to Individuals	47,563	49,504	53,318	55,724	58,773
Total Loans	$4,567,239	$4,661,597	$4,578,048	$4,589,365	$4,577,368

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$—	$—	$—	$—	$—
Provision for (reversal of) securities held to maturity	64	—	—	—	—
Balance at end of period	$64	$—	$—	$—	$—

Allowance for Loan Losses
Balance at beginning of period	$44,884	$44,276	$42,407	$43,557	$42,674
Loans charged-off	(613)	(1,232)	(773)	(721)	(634)
Recoveries of loans charged-off	310	277	365	444	347
Net loans (charged-off) recovered	(303)	(955)	(408)	(277)	(287)
Provision for (reversal of) loan losses	42	1,563	2,277	(873)	1,170
Balance at end of period	$44,623	$44,884	$44,276	$42,407	$43,557

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,141	$3,320	$3,208	$2,820	$3,932
Provision for (reversal of) off-balance-sheet credit exposures	652	(179)	112	388	(1,112)
Balance at end of period	$3,793	$3,141	$3,320	$3,208	$2,820
Total Allowance for Credit Losses	$48,480	$48,025	$47,596	$45,615	$46,377

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	March 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,625,902	$68,160	5.98%	$4,604,175	$70,155	6.06%
Loans held for sale	752	11	5.93%	1,562	23	5.86%
Securities:
Taxable investment securities (2)	749,155	6,363	3.44%	784,321	6,949	3.52%
Tax-exempt investment securities (2)	1,134,590	10,253	3.66%	1,138,271	10,793	3.77%
Mortgage-backed and related securities (2)	1,041,038	13,523	5.27%	1,031,187	12,043	4.65%
Total securities	2,924,783	30,139	4.18%	2,953,779	29,785	4.01%
Federal Home Loan Bank stock, at cost, and equity investments	43,285	483	4.53%	37,078	591	6.34%
Interest earning deposits	319,889	3,370	4.27%	273,656	3,160	4.59%
Federal funds sold	43,813	478	4.42%	43,121	508	4.69%
Total earning assets	7,958,424	102,641	5.23%	7,913,371	104,222	5.24%
Cash and due from banks	89,703			102,914
Accrued interest and other assets	457,948			454,387
Less: Allowance for loan losses	(45,105)			(44,418)
Total assets	$8,460,970			$8,426,254
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$593,953	1,429	0.98%	$594,196	1,456	0.97%
Certificates of deposit	1,336,815	14,406	4.37%	1,187,800	13,537	4.53%
Interest bearing demand accounts	3,406,342	21,412	2.55%	3,459,122	23,468	2.70%
Total interest bearing deposits	5,337,110	37,247	2.83%	5,241,118	38,461	2.92%
Federal Home Loan Bank borrowings	614,897	5,837	3.85%	572,993	5,557	3.86%
Subordinated notes, net of unamortized debt issuance costs	92,060	932	4.11%	92,024	945	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,275	1,014	6.82%	60,274	1,095	7.23%
Repurchase agreements	75,291	666	3.59%	80,891	782	3.85%
Other borrowings	33,061	740	9.08%	61,196	1,142	7.42%
Total interest bearing liabilities	6,212,694	46,436	3.03%	6,108,496	47,982	3.12%
Noninterest bearing deposits	1,334,933			1,383,204
Accrued expenses and other liabilities	88,450			112,320
Total liabilities	7,636,077			7,604,020
Shareholders’ equity	824,893			822,234
Total liabilities and shareholders’ equity	$8,460,970			$8,426,254
Net interest income (FTE)		$56,205			$56,240
Net interest margin (FTE)			2.86%			2.83%
Net interest spread (FTE)			2.20%			2.12%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2025 and December 31, 2024, loans totaling $4.3 million and $3.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2024			June 30, 2024
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,613,028	$72,493	6.25%	$4,595,980	$70,293	6.15%
Loans held for sale	871	11	5.02%	1,489	24	6.48%
Securities:
Taxable investment securities (2)	791,914	7,150	3.59%	783,856	7,009	3.60%
Tax-exempt investment securities (2)	1,174,445	11,825	4.01%	1,254,097	12,761	4.09%
Mortgage-backed and related securities (2)	886,325	11,976	5.38%	830,504	11,084	5.37%
Total securities	2,852,684	30,951	4.32%	2,868,457	30,854	4.33%
Federal Home Loan Bank stock, at cost, and equity investments	41,159	582	5.63%	40,467	573	5.69%
Interest earning deposits	281,313	3,798	5.37%	300,047	4,105	5.50%
Federal funds sold	33,971	488	5.71%	75,479	1,021	5.44%
Total earning assets	7,823,026	108,323	5.51%	7,881,919	106,870	5.45%
Cash and due from banks	100,578			110,102
Accrued interest and other assets	455,091			424,323
Less: Allowance for loan losses	(42,581)			(43,738)
Total assets	$8,336,114			$8,372,606
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$598,116	1,490	0.99%	$604,753	1,454	0.97%
Certificates of deposit	1,087,613	12,647	4.63%	1,020,099	11,630	4.59%
Interest bearing demand accounts	3,409,911	24,395	2.85%	3,513,068	25,382	2.91%
Total interest bearing deposits	5,095,640	38,532	3.01%	5,137,920	38,466	3.01%
Federal Home Loan Bank borrowings	618,708	6,488	4.17%	606,851	6,455	4.28%
Subordinated notes, net of unamortized debt issuance costs	91,988	937	4.05%	92,017	936	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,273	1,180	7.79%	60,271	1,171	7.81%
Repurchase agreements	83,297	899	4.29%	88,007	955	4.36%
Other borrowings	137,482	2,203	6.37%	143,169	2,595	7.29%
Total interest bearing liabilities	6,087,388	50,239	3.28%	6,128,235	50,578	3.32%
Noninterest bearing deposits	1,344,165			1,346,274
Accrued expenses and other liabilities	98,331			101,399
Total liabilities	7,529,884			7,575,908
Shareholders’ equity	806,230			796,698
Total liabilities and shareholders’ equity	$8,336,114			$8,372,606
Net interest income (FTE)		$58,084			$56,292
Net interest margin (FTE)			2.95%			2.87%
Net interest spread (FTE)			2.23%			2.13%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2024 and June 30, 2024, loans totaling $7.3 million and $6.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2024
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,559,602	$68,849	6.07%
Loans held for sale	8,834	18	0.82%
Securities:
Taxable investment securities (2)	780,423	6,967	3.59%
Tax-exempt investment securities (2)	1,285,922	13,168	4.12%
Mortgage-backed and related securities (2)	764,713	10,119	5.32%
Total securities	2,831,058	30,254	4.30%
Federal Home Loan Bank stock, at cost, and equity investments	40,063	333	3.34%
Interest earning deposits	380,181	5,202	5.50%
Federal funds sold	62,599	838	5.38%
Total earning assets	7,882,337	105,494	5.38%
Cash and due from banks	114,379
Accrued interest and other assets	441,783
Less: Allowance for loan losses	(42,973)
Total assets	$8,395,526
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$604,529	1,424	0.95%
Certificates of deposit	941,947	10,341	4.42%
Interest bearing demand accounts	3,634,936	26,433	2.92%
Total interest bearing deposits	5,181,412	38,198	2.97%
Federal Home Loan Bank borrowings	607,033	5,950	3.94%
Subordinated notes, net of unamortized debt issuance costs	93,895	956	4.10%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,270	1,175	7.84%
Repurchase agreements	92,177	967	4.22%
Other borrowings	137,287	2,164	6.34%
Total interest bearing liabilities	6,172,074	49,410	3.22%
Noninterest bearing deposits	1,338,384
Accrued expenses and other liabilities	100,014
Total liabilities	7,610,472
Shareholders’ equity	785,054
Total liabilities and shareholders’ equity	$8,395,526
Net interest income (FTE)		$56,084
Net interest margin (FTE)			2.86%
Net interest spread (FTE)			2.16%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2024, loans totaling $7.7 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

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Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended
	2025	2024
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$21,507	$21,786	$20,524	$24,673	$21,511
After-tax amortization expense	176	196	220	243	266
Adjusted net income available to common shareholders	$21,683	$21,982	$20,744	$24,916	$21,777

Average shareholders' equity	$824,893	$822,234	$806,230	$796,698	$785,054
Less: Average intangibles for the period	(202,784)	(203,020)	(203,288)	(203,581)	(203,910)
Average tangible shareholders' equity	$622,109	$619,214	$602,942	$593,117	$581,144

Return on average tangible common equity	14.14%	14.12%	13.69%	16.90%	15.07%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$816,623	$811,942	$805,254	$800,970	$787,922
Less: Intangible assets at end of period	(202,647)	(202,870)	(203,119)	(203,397)	(203,704)
Tangible common shareholders' equity at end of period	$613,976	$609,072	$602,135	$597,573	$584,218

Total assets at end of period	$8,343,300	$8,517,448	$8,362,263	$8,357,702	$8,353,863
Less: Intangible assets at end of period	(202,647)	(202,870)	(203,119)	(203,397)	(203,704)
Tangible assets at end of period	$8,140,653	$8,314,578	$8,159,144	$8,154,305	$8,150,159

Period end tangible equity to period end tangible assets	7.54%	7.33%	7.38%	7.33%	7.17%

Common shares outstanding end of period	30,410	30,379	30,308	30,261	30,284
Tangible book value per common share	$20.19	$20.05	$19.87	$19.75	$19.29

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$53,852	$53,707	$55,464	$53,608	$53,348
Tax-equivalent adjustments:
Loans	581	598	608	633	656
Tax-exempt investment securities	1,772	1,935	2,012	2,051	2,080
Net interest income (FTE) (1)	56,205	56,240	58,084	56,292	56,084
Noninterest income	10,223	12,281	8,171	11,557	9,724
Nonrecurring income (2)	554	(25)	2,797	(576)	18
Total revenue	$66,982	$68,496	$69,052	$67,273	$65,826

Noninterest expense	$37,089	$38,159	$36,332	$35,765	$36,881
Pre-tax amortization expense	(223)	(249)	(278)	(307)	(337)
Nonrecurring expense (3)	(1)	(919)	(219)	2	17
Adjusted noninterest expense	$36,865	$36,991	$35,835	$35,460	$36,561

Efficiency ratio	57.04%	56.08%	53.94%	54.90%	57.95%
Efficiency ratio (FTE) (1)	55.04%	54.00%	51.90%	52.71%	55.54%

Average earning assets	$7,958,424	$7,913,371	$7,823,026	$7,881,919	$7,882,337

Net interest margin	2.74%	2.70%	2.82%	2.74%	2.72%
Net interest margin (FTE) (1)	2.86%	2.83%	2.95%	2.87%	2.86%

Net interest spread	2.08%	1.99%	2.10%	2.00%	2.02%
Net interest spread (FTE) (1)	2.20%	2.12%	2.23%	2.13%	2.16%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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